UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2022

ZYVERSA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41184	86-2685744
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2200 N. Commerce Parkway, Suite 208

Weston, Florida, 33326

(Address of principal executive offices) (Zip Code)

(754) 231-1688

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZVSA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Reference is made to that certain License Agreement, dated December 15, 2015, by and between L&F Research LLC (“L&F Research”) and Variant Pharmaceuticals, Inc. (the “License Agreement”). On December 23, 2022, ZyVersa Therapeutics, Inc., a Delaware corporation (the “Company”) entered into a Second Amendment to Waiver of Certain Rights under License Agreement, by and between L&F Research and ZyVersa Therapeutics, Inc., a Florida corporation (“Old ZyVersa”), a wholly owned subsidiary of the Company (the “Second Amendment”), amending the previously disclosed Waiver Agreement, dated March 2, 2022, by and between L&F Research and Old ZyVersa (the “Waiver Agreement”), as amended. The Second Amendment further extends to March 31, 2023 the period that L&F Research, LLC waives its right to terminate the L&F License Agreement and exercise any other remedies thereunder, with respect to $1,500,000 of aggregate milestone payments due to L&F Research by the Company pursuant to the License Agreement. All other terms of the License Agreement remain in effect.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit	Description
10.1	Second Amendment to Waiver of Certain Rights under License Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2022
	By:	/s/ Stephen Glover
	Name:	Stephen C. Glover
	Title:	Chief Executive Officer